Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-260835, 333-273378, and 333-276317) and Form S-8 (Nos. 333-272272, 333-269887, 333-263498, and 333-277080) of Aurora Innovation, Inc. of our report dated February 14, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
May 24, 2024